                                                                    EXHIBIT 10.3


                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                STANDARD SUBLEASE

                 (LONG-FORM TO BE USED WITH PRE-1996 AIR LEASES)

         1. PARTIES. This Sublease, dated, for reference purposes only, December 18, 2000, is made by and between The L.L. Knickerbocker Company, Inc. ("Sublessor") and Liquidmetal Technologies, Inc., a California Corporation ("Sublessee").

         2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly known by the street address of 25800 Commercentre Drive, Lake Forest located in the County of Orange, State of California and generally described as (describe briefly the nature of the property) an approximately 25,379 square foot portion of a larger approximately 50,518 square foot office/warehouse building, outlined in Exhibit "A" attached.


         3. TERM.

                  3.1. TERM. The term of this Sublease shall be for Seventy-six
(76) months and twenty five (25) days commencing on February 1, 2001 and ending on June 25, 2007 unless sooner terminated pursuant to any provision hereof.

                  3.2. DELAY IN COMMENCEMENT. Sublessor agrees to use its commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within sixty days after the commencement date, Sublessee may, at its option, by notice in writing within ten days after the end of such sixty day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said ten day period, Sublessee's right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee. If possession is not delivered within 120 days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

         4. RENT.

                  4.1. BASE RENT. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $15,989.00 plus 50.27% of the monthly triple net/CAM charges for 25800 Commercentre in advance, on the 1st day of each month of the term hereof. Sublessee shall pay Sublessor upon the "TENDER OF POSSESSION" (as defined in the Addendum)

$15,936.00 as Base Rent for the first month of the term, subject to the provisions of Paragraph 13 of the Addendum. Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

                  4.2. RENT DEFINED. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("RENT"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

         5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon Tender of Possession $17,258.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion f said deposit, Sublessee shall within ten days after written demand therefor forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

         6. USE.

                  6.1. AGREED USE. The Premises shall be used and occupied only for sales and distribution of golf equipment, research and development, assembly and light manufacturing, office and related comparable uses and for no other purpose.

                  6.2. COMPLIANCE. To Sublessor's actual knowledge the improvements on the Premises comply as of the date hereof with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("APPLICABLE REQUIREMENTS" as of the date hereof) in effect on the commencement date. NOTE: Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed.

                  6.3. ACCEPTANCE OF PREMISES AND LESSEE. Sublessee acknowledges that:

                           (a) It has been advised by Brokers to satisfy itself
                  with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use,

                           (b) Sublessee has made such investigation as it deems
                  necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

                           (c) Neither Sublessor, Sublessor's agents, nor any
                  Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

                           (d) In addition, Sublessor acknowledges that:

                                    (i) Broker has made no representations,
                           promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

                                    (ii) It is Sublessor's sole responsibility
                           to investigate the financial capability and/or suitability of all proposed tenants.

         7. MASTER LEASE.

                  7.1. Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "MASTER LEASE", a copy of which is attached hereto marked
Exhibit 1, wherein Security Capital Industrial Trust is the lessor, hereinafter the "MASTER LESSOR".

                  7.2. This Sublease is and shall be at all times subject and subordinate to the Master Lease.

                  7.3. The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "LESSOR" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "LESSEE" is used it shall be deemed to mean the Sublessee herein.

                  7.4. During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease with respect to the Premises except for the following paragraphs which are excluded therefrom and/or the following paragraphs shall not apply to or benefit Sublessee: 40, 41, Addendum One, Addendum Two, Exhibit 1, and Addendum Three.

                  7.5. The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "SUBLESSEE'S ASSUMED OBLIGATIONS". The obligations that Sublessee has not assumed under paragraph 7.4 hereof including the obligations with respect to Sublessor's retrained space are hereinafter referred to as the "SUBLESSOR'S REMAINING OBLIGATIONS".

                  7.6. Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations, Sublessee's obligations under this Sublease, or Sublessee's activities on the Premises.

                  7.7. Sublessor represents to Sublessee that, to Sublessor's actual knowledge, the Master Lease is in full force and effect and that no default exists on the part of Sublessor or Master Lessor.

         8. ASSIGNMENT OF SUBLEASE AND DEFAULT.

                  8.1. Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

                  8.2. Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to the Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

                  8.3. Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligation sunder the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

                  8.4. No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

         9. CONSENT OF MASTER LESSOR.

                  9.1. In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

                  9.2. In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

                  9.3. In the event that Master Lessor does give such consent then:

                           (a) Such consent shall not release Sublessor of its
                  obligations or after the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

                           (b) The acceptance of Rent by Master Lessor from
                  Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

                           (c) The consent to this Sublease shall not constitute
                  a consent to any subsequent subletting or assignment.

                           (d) In the event of any Default of Sublessor under
                  the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

                           (e) Master Lessor may consent to subsequent
                  sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

                           (f) In the event that Sublessor shall Default in its
                  obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

                  9.4. The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

                  9.5. Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

                  9.6. In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

         10. BROKERS FEE.

                  10.1. Upon execution hereof by all parties, Sublessor shall pay to Voit Commercial Brokerage, a licensed real estate broker ("BROKER"), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of $_____________, per separate agreement, for brokerage services rendered by Broker to Sublessor in this transaction.

                  10.2. Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, either to extend the term of this Sublease, to renew this Sublease, or to purchase the Premises, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph 10.2 is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

                  10.3. Any fee due from Sublessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

                  10.4. Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

         11. ATTORNEY'S FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

         12. ADDITIONAL PROVISIONS. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.] The Addendum to this Sublease, Exhibit 1 (Master Lease), Exhibit 2 (Schedule of Furniture), and
Exhibit 3 (Location of Demising Wall), are hereby incorporated into this Sublease by this reference.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.       SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
         SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED
         TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.



Executed at:                             The L.L. Knickerbocker Company, Inc.
             -------------------------

On:                                      By:
    ----------------------------------       -----------------------------------

Address:                                 By:
         -----------------------------       -----------------------------------
                                             "Sublessor" (Corporate Seal)


Executed at:                             Liquidmetal Technologies, Inc.,
             -------------------------   a California Corporation


On:                                      By:
    ----------------------------------       -----------------------------------

Address:                                 By:
         -----------------------------       -----------------------------------
                                             "Sublessor" (Corporate Seal)


Executed at:                             Security Capital Industrial
             -------------------------   Trust/Prologis

On:                                      By:
    ----------------------------------       -----------------------------------

Address:                                 By:
         -----------------------------       -----------------------------------
                                             "Master Lessor" (Corporate Seal)

                                   ADDENDUM TO
                                STANDARD SUBLEASE
                             DATED DECEMBER 18, 2000

         THIS ADDENDUM TO STANDARD SUBLEASE is made by and between THE L.L. KNICKERBOCKER COMPANY, INC. ("SUBLESSOR") AND LIQUIDMETAL TECHNOLOGIES, INC., A CALIFORNIA CORPORATION ("SUBLESSEE") as of the date set forth on the first page of that certain American Industrial Real Estate Association Standard Sublease (long-form to be used with pre-1998 AIR leases) (the "SUBLEASE") between Sublessor and Sublessee to which this Addendum is attached and incorporated. The terms, covenants and conditions set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Sublease. To the extent that the provisions of this Addendum are inconsistent with any provisions of the Sublease, the provisions of this Addendum shall supersede and control.

13.

         13.1     DEPOSITS; LETTER OF CREDIT:

                  (a) Upon mutual execution and delivery of this Sublease by the parties hereto, Sublessee shall deposit with Voit Commercial Brokerage ("VOIT") the sum of $50,000 (the "DEPOSIT") in immediately available funds. The Deposit consists of the following:

                        Security Deposit                $17,258.00
                        Base Rent (February)            $15,989.00
                        TI deposit                      $15,989.00
                                                        ----------
                        TOTAL                           $50,000.00


                  (b) Voit shall deposit the Deposit in an interest-bearing account and shall hold the Deposit in trust for the benefit of Sublessee. If there is no Tender of Possession on or prior to February 15, 2000, then Voit shall, upon Sublessee's demand and upon Sublessee's vacation of the Premises, return the Deposit and any interest earned thereon to Sublessee. If Sublessee does not elect to demand the return of the Deposit and does not vacate the Premises on or before February 20, 2000, then, without further action of the parties, Voit shall immediately pay the Base Rent portion of the Deposit (i.e., $15,989.00) to Sublessor and such Base Rent shall be deemed fully earned by Sublessor upon such payment. If there is Tender of Possession on or prior to February 15, 2000, then, without further action of the parties, (I) the Deposit shall become the property of Sublessor, and (ii) Voit shall immediately pay the Deposit and any interest earned thereon to Sublessor. At no time shall Voit have or be deemed to have an equitable ownership or security interest in the Deposit.

                  (c) In addition, upon the Tender of Possession, Sublessee shall provide to Sublessor a letter of credit (the "LETTER OF CREDIT") in form and from either Union Bank or another financial institution satisfactory to Sublessor in Sublessor's sole and absolute discretion, naming Sublessor as beneficiary, to secure Sublessee's payment obligations with respect to the Sublease Improvements (defined below in paragraph 13.2) and the first month's CAM charges. The Letter of Credit shall be issued for a period of one year, and shall be in the amount of $36,546.00 (the sum of $3,299.00 (February CAM charges) and $33,246.00 (portion of Sublessee's payment towards Sublease Improvements). Sublessor shall have the right to draw on the Letter of Credit (i) upon a default by Sublessee under its payment obligations with respect to the Sublease Improvements or (ii) in the amounts and at the times set forth below in paragraph 13.2 (i.e., upon a Funding Shortfall (if any) and upon Completion of the Sublease Improvements, each as defined in paragraph 13.2). No such draw under the foregoing clause
                  (i) shall cure or constitute a waiver by Sublessor of the relevant event of default, or be deemed to fix or determine the amounts to which Sublessor is entitled to recover under the Sublease, or be deemed to limit or waive Sublessor's rights to pursue any other remedies provided hereunder or applicable law.

         13.2     SUBLEASE IMPROVEMENTS:

                  (a) Subject to the provisions of the Master Lease and the Sublease and to the performance by Sublessee of its deposit and reimbursement obligations set forth below, Sublessor shall divide the building by locating a demising wall (the "Demising Wall") as per Exhibit 3 to the Sublease and add restrooms to the side of the building to be retained by Sublessor (collectively, the "Sublease Improvements"). Sublessor shall have direct access to the existing restrooms located in the Premises until the new restrooms are completed. Sublessor shall construct the Demising Wall in accordance with applicable laws and building codes, and pursuant to plans and specifications approved by Master Lessor and the City of Lake Forest. Sublessor agrees to construct the Demising Wall as soon as is reasonably possible after Tender of Possession and obtaining the foregoing approvals. Warehouse racking shall remain in the Premises for the term of the Sublease. Sublessee shall not at any time have any ownership interest in the Sublease Improvements.

                  (b) Sublessee has agreed to pay Sublessor, subject to Sublessor's reimbursement to Sublessee by means of rent credits as set forth below, $100,000.00 ("Sublessee's Contribution") towards the Sublease Improvements to be provided by Sublessor, such payment to be made as follows:

                    o $16,753 upon Tender of Possession. This sum had been included as a portion of the Deposit delivered to Voit and shall be paid to Sublessor, along with the balance of the Deposit, immediately upon Tender of Possession, and Sublessee shall not object to or interfere with the payment of same to Sublessor provided the Tender of Possession has occurred.

                    o    $25,000.00 immediately upon the later of
                         (i) February 1, 2000 or (ii) Tender of Possession and commencement of the Sublease Improvements.

                    o $25,000.00 immediately upon a cash shortfall (the "Funding Shortfall") such that the sum(s) previously released or paid to Sublessor are not sufficient to allow Sublessor to timely pay for the costs of the Sublease Improvements as .the same become due; provided, however, that under no circumstances shall a Funding Shortfall exist unless Sublessor has obtained from the contractor(s) or subcontractor(s) requesting payment commercially appropriate and reasonable payment requests, including conditional lien releases covering, the work for which payment is requested together with unconditional lien releases for all work previously paid for.

                    o Sublessor shall be entitled to draw on the Letter of Credit (i) to the extent and when there is a Funding Shortfall and (ii) upon completion of the Sublease Improvements and final inspection and approval of same by the City of Lake Forest and upon receipt by Sublessor of unconditional lien releases for all work previously paid for and conditional lien releases for the balance of the Sublease Improvements work ("Completion").

         13.3 RENT CREDITS: Provided Sublessee is not, at the relevant time, in material default of its obligations under the Sublease, Sublessee shall be entitled to recoup Sublessee's Contribution via a monthly rent credit not to exceed $10,000.00 per month, commencing on April 1, 2000, and continuing each month thereafter until such time as Sublessee's Contribution (i.e., $100,000.00) has been fully credited by such monthly rent credits. In addition, a material default by Sublessee of its monetary obligations under the Sublease, if not cured within fifteen (15) days of receipt from Sublessor of written notice to cure such default, shall terminate Sublessor's obligations to extend any further rent credits to Sublessee, and shall terminate any further fights, whether legal or equitable, Sublessee may have with respect to recouping Sublessee's Contribution or any portion thereof.

         13.4 CARPET CREDIT: Sublessor shall pay to Sublessee a carpet allowance of $4,000.00, which allowance shall be paid upon receipt of evidence reasonably satisfactory to Sublessor that Sublessee has used such allowance to install new floor covering in the Premises and that such floor covering has been installed. Sublessor may elect to pay such carpet allowance through a one-time reduction in Rent., to be credited against Rent for the next full month following the time Sublessor becomes obligated to pay such carpet allowance.

14. OCCUPANCY/UTILITIES: As used herein and in the Sublease, the term "Tender of Possession" shall mean delivering possession of the Premises to Sublessee immediately following mutual execution and delivery of the Sublease, receipt of insurance binder from Sublessee, and receipt of Master Lessor and Bankruptcy Court approval. Prior to the Tender of Possession, Sublessee shall be entitled to occupy and use the Premises, subject to the payment of the February Base Rent from the Deposit at the time and under the conditions set forth in paragraph 13.1(b) above, and further subject to Sublessee's indemnification obligations set forth in paragraph 29 below. Sublessor shall at its expense install a sub meter or check meter so as to permit the parties to allocate utility costs between the Premises and Sublessor's remaining space; until such installation, utility costs will be prorated on a 50/SO basis.

15. RENT INCREASE: On July 1, 2002 the monthly rent due shall increase to $17,203.00, (plus monthly triple net] C.A.M. charges) for the remainder of the term. The rent due on June 1, 2007 will be $14,582.00 (25 days rent), because the sublease expires on June 25, 2007.

16. Sublessee understands that Sublessor is not in a position to render any of the services or perform any of the obligations required of Master Lessor by the terms of the Master Lease. Therefore, notwithstanding anything to the contrary in this Sublease, the performance by Sublessor of its obligations under this Sublease is and shall be conditioned on performance by the Master Lessor of its corresponding obligations under the Master Lease, and Sublessor shall not be liable to Sublessee for any default of the Master Lessor under the Master Lease. Sublessee shall not have any claim against Sublessor based on Master Lessor's failure or refusal to comply with any of the provisions of the Master Lease unless such failure or refusal is a result of Sublessor's willful act or failure to act, and Sublessor covenants to perform Sublessor's Remaining Obligations during the term of the Master Lease. Despite the Lessor's failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Sublessee will pay the base rent and additional rent and all other charges provided for in this Sublease without any abatement, deduction or setoff.

17. Whenever the consent of the Master Lessor is required under the Master Lease, and whenever the Master Lessor fails to perform its obligations under the Master Lease, in each case to the extent that such consent or such failure affects or involves the Premises, Sublessor agrees to use its reasonable good-faith efforts to obtain at Sublessee's sole cost and expense such consent or performance on behalf of Sublessee.

18.      [deleted by pates]

19. If the event the Master Lease is canceled or terminated for any reason, or involuntarily surrendered by operation of law prior to the expiration date of this Sublease, Sublessee agrees, at the sole option of Master Lessor, to attorn to Master Lessor for the balance of the Term of this Sublease and on the then executory terms of this Sublease. Such attornment shall be evidenced by an agreement in the form and substance reasonably satisfactory to Master Lessor. Sublessee shall execute and deliver such an agreement at any time within ten (10) business days after request by Master Lessor. Sublessee waives the provisions of any law now or later in effect that may provide Sublessee any rights to terminate this Sublease or to surrender possession of the sublease premises in the event any proceeding is brought by Master Lessor to terminate the Master Lease.

20. Under no circumstances shall Sublessor be required to extend the term of the Master Lease pursuant to any option or extension right contained in that Master Lease.

21. Sublessee shall carry insurance in the amounts and otherwise in accordance with the provisions of the Master Lease, except that Sublessor shall also be named as an additional insured in addition to Master Lessor, where applicable.

22. Each party to this Sublease will, from time to time as requested by the other party and not less than ten (10) days' prior written notice, execute, acknowledge and deliver to the other party, a statement in writing certifying that the Sublease is unmodified and in full force and effect (or if there have been modifications, that the Sublease is in full force and effect as modified and stating the modifications). Such statement will certify the dates to which base rent, additional rent and any other charges have been paid, and will also state whether, to the knowledge of the person signing she certificate, the other party is in default beyond any applicable grace period provided in this Sublease in the performance of any of its obligations' under this Sublease. It is intended that such a statement may be relied on by others with whom the party requesting that certificate may be dealing.

23. In addition to, and without diminishing, any other general or express obligations of Sublessee under the Sublease, including the obligation to perform and abide by the covenants and restrictions set forth in the Master Lease, as between Sublessee and Sublessor, Sublessee covenants and agrees not to cause or permit any Hazardous Material (as defined in the Master Lease) to be brought upon, stored, used, handled, generated, released or disposes of on, in, under or about the Premises, Building (as defined in the Master Lease), or any portion thereof, by Sublessee, its agents, employees, subsublessees, assignees, licensees, contractors or invitees (collectively, "Sublessee's Parties"), without the prior written consent of Sublessor, which consent Sublessor may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Sublease but subject to Sublessor's right to oversee remediation described below, Sublessee agrees to promptly remove from the Premises or Building, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises or the Building, or any portion thereof, by Sublessee or any of Sublessee's Parties (i.e., Sublessee shall not be responsible for removing any Hazardous Material on the Premises which existed prior to Sublessee's entry onto the Premises or which was installed, brought upon, stored, used, generated or released upon or released by any person or entity other than the Sublessee's Parties). To the fullest extent permitted by law, Sublessee agrees to promptly indemnify, protect, defend and hold harmless Sublessor and Sublessor's partners, officers, directors, employees, agents, successors and assigns (collectively, "Sublessor Indemnified Parties") from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises or Building, or any other portion thereof but only to the extent that they are caused or knowingly permitted by Sublessee or any of Sublessee's Parties. Sublessee agrees to promptly notice Sublessor of any release or suspected release of Hazardous Materials at the Premises or Building of which Sublessee becomes aware of during the Term of this Sublease, whether caused by Sublessee or any other persons or entities. In the event of any release of Hazardous Materials caused or knowingly permitted by Sublessee or any of Sublessee's Parties, Sublessor shall have the right, but not the obligation, to cause Sublessee to immediately take all steps Sublessor reasonably deems necessary or appropriate to remediate such release and prevent any similar future release. In the event that any act or omission of Sublessee, any Sublessee Party, or any agent, contractor, employer, affiliate or invitee of either of the same shall cause or result in any release of any Hazardous Substance (including, without limitation, the groundwater and subsurface soils under the Building or surrounding property), the Building or the environment or contamination of any of the same by any Hazardous Substance (collectively, a "Sublessee Release"), Sublessor may require (a) that Sublessor shall exclusively conduct in good faith all investigatory, scoping and planning activities with respect to such Sublessee Release; the preparation and negotiation (with the relevant governmental authorities) of any action plan or remediation plan required, necessary or convenient with respect to such Sublessee Release in order to comply with all Applicable Requirements (as defined in the Master Lease) or to otherwise restore the affected portion of the Premises (and/or the Building or surrounding property) to its condition immediately prior to such Sublessee Release, all as determined in good faith by Sublessor; the selection of all consultants and contractors to investigate the need for, scope, perform and monitor any such remediation or abatement of such Sublessee Release; and all other matters relating to the investigation and remediation of any such Sublessee Release, or (b) that Sublessee shall perform such of the activities as described in the preceding clause (a) with respect to the Sublessee Release in question as Sublessor shall designate, and in all cases Sublessee shall reimburse Sublessor for all reasonable costs and expenses from time to time incurred or expended by Sublessor under this paragraph within ten (10) days of Sublessor's written demand therefor, or at Sublessor's election bear such costs and expenses directly. The provisions of this paragraph will survive the expiration or earlier termination of this Sublease.

24. This Sublease shall be governed by and construed solely pursuant to the laws of the State of California, without giving effect to choice of law principles thereunder.

25. Except as otherwise provided in the Master Lease and this Sublease, all of the covenants, conditions and provisions of this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

26. The words "Sublessor" and "Sublessee" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The paragraph headings of this Sublease are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part hereof Time is of the essence with respect to the performance of every provision of this Sublease.

27. This Sublease constitutes and is intended by the parties to be a final, complete and exclusive statement of their entire agreement with respect to the subject matter hereof

         This Sublease supersedes any and all prior and contemporaneous agreements and understandings of any kind relating to the subject matter of this Sublease. There are no other agreements, understandings, representations, warranties, or statements, either oral or in written form, concerning the subject matter of this Sublease. No alteration, modification, amendment or interpretation of this Sublease shall be binding on the parties unless contained in a writing which is signed by both parties. The provisions of this Sublease shall be considered separable such that if any provision or part of this Sublease is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions of this Sublease shall remain in full force and effect to the maximum extent permitted by law.

28. Sublessee shall not record this Sublease or a short form memorandum thereof without the consent of Sublessor. This Sublease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

29. This Sublease is subject to Bankruptcy Court approval and Sublessee agrees to use reasonable efforts to obtain such approval as soon as practicable following execution of this Sublease by all parties and approval thereof by Master Lessor. The Bankruptcy Court shall not be deemed to have approved this Sublease unless and until the Bankruptcy Court has determined that any deposits and letters of credit initially made or issued in connection with this Sublease are not subject to the claims of Sublessor's pre-petition creditors. If the Bankruptcy Court does not approve this Sublease, then this Sublease shall terminate, except that Sublessee shall nonetheless indemnify, defend and hold harmless Sublessor from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including reasonable attorneys' fees, consultant fees and expert fees and court costs) which arise or result from Sublessee's or its agents', contractors', or representatives' activities on, in or about the Premises prior to Tender of Possession. The indemnification provisions in the preceding sentence shall survive the termination of the Sublease.

30. The furniture in the office as outlined in Exhibit 2 to the Sublease shall be the property of the Sublessee; however, if, within seven (7) years of the Commencement Date, Sublessee is evicted or otherwise vacates the Premises due to a default by Sublessee under this sublease, such furniture will, without further action of the parties hereto, become the property of the Sublessor, without any compensation to Sublessee therefor.

                            [SIGNATURE PAGE FOLLOWS.]

AGREED AND ACCEPTED:

SUBLESSOR:  THE L.L. KNICKERBOCKER COMPANY, INC.


By:                                      Date:
    ---------------------------------          ---------------------------------

SUBLESSEE:  LIQUIDMETAL TECHNOLOGIES, INC., a California corporation


By:                                      Date:
    ---------------------------------          ---------------------------------


         By its signature below the undersigned agrees to be bound by and act in accordance with the terms of paragraph 13.1(b) of this Addendum, and the individual executing on behalf of the undersigned represents and warrants to Sublessor and Sublessee that such individual is authorized to bind the undersigned to the provisions of such paragraph 13.1(b).

VOIT COMMERCIAL BROKERAGE, a
                             -------------------------------


By:                                      Date:
    ---------------------------------          ---------------------------------

                            FURNITURE PANEL INVENTORY

   SIZE      QTY                                           SIZE             QTY
-----------  ---                                         ---------         -----
PANELS                FURNITURE
24" X 42"      4      Conference Chairs (wood)                               5
24" x 54"     13      Big Black Chair                                        1
24" x 66"     11      Reception Chairs                                       4
24" x 65" W    7      Executive Chairs                                       4
30" x 42"      9      Manager Desks                      6' x 8'8"          15
30" x 54"     17      Book shelf for credenza                                1
30" x 66"      6      Grey Desks                         5' x 3'             3
30" x 66" W    9      U Desk                             5' x 8'             1
                      Desk Credenzas                     5' x 3'            15
36" x 42"      2
36" x 66"      1      Cylinder table                                         1
36" x 66" W    2      Corner Computer Table                                  1
                      Reception Table                                        1
48' x 30"      5      Round Conference Table                                 1
48" x 65"     45

                      ELECTRONICS
60" x 30"      1      Blk Computer Monitor               24"                 1
60" x 36"      6
60" x 66"      6      TV                                 14"                 4
                      TV                                 21"                 4

SHELVES
16" x 36"     11      TV w/cassette                      17"                 1
Lamps          9      VHS Cassette Players                                   2

                      WAREHOUSE RACKING
                      Racks                              18' X 3.5'         52
                      Orange Beam                        8' long            102
                      Racks (not earthquake approved)                       12
                      Beams (not earthquake approved)                     20 prs

                                   ADDENDUM TO
                                STANDARD SUBLEASE
                             DATED DECEMBER 18, 2000

THIS ADDENDUM TO STANDARD SUBLEASE IS MADE BY AND BETWEEN THE L.L. KNICKERBOCKER COMPANY, INC., ("SUBLESSOR") AND LIQUIDMETAL TECHNOLOGIES, INC., A CALIFORNIA CORPORATION ("SUBLESSEE") AS OF THE DATE SET FORTH ON THE FIRST PAGE OF THAT CERTAIN AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OF REAL ESTATE STANDARD SUBLEASE (LONG-FORM TO BE USED WITH PRE-1998 AIR LEASES) (THE "SUBLEASE") BETWEEN SUBLESSOR AND SUBLESSEE TO WHICH THIS ADDENDUM IS ATTACHED AND INCORPORATED. THE TERMS, COVENANTS AND CONDITIONS SET FORTH HEREIN ARE INTENDED TO AND SHALL HAVE THE SAME FORCE AND EFFECT AS IF SET FORTH AT LENGTH IN THE BODY OF THE SUBLEASE. TO THE EXTENT THAT THE PROVISIONS OF THIS ADDENDUM ARE INCONSISTENT WITH ANY PROVISIONS OF THE SUBLEASE, THE PROVISIONS OF THIS ADDENDUM SHALL SUPERSEDE AND CONTROL.

31. As per the Master Lessor's request for an additional $15,000 Security Deposit to restore the premises to a single tenant building, it is hereby agreed that the L.L. Knickerbocker Company, Inc., will provide $5,000 and Liquid Metal Technologies, Inc., will provide $10,000. Said monies shall be due to Master Lessor upon tender of possession pursuant to Paragraph 13.1(b) of Addendum to Standard Sublease dated December 19, 2000. The L.L. Knickerbocker Company will credit $10,000 against the monthly rent obligation of Liquidmetal Technologies as follows:

                             May 1, 2001    - $2,500
                             June 1, 2001   - $2,500
                             July 1, 2001   - $2,500
                             August 1, 2001 - $2,500

The aforementioned credits shall be in addition to the rent credits described in Paragraph 13.3 of the Standard Sublease Document.


SUBLESSOR:  THE L.L. KNICKERBOCKER COMPANY, INC.


By:                                      Date:
   ----------------------------------          ---------------------------------


SUBLESSEE:  LIQUIDMETAL TECHNOLOGIES, INC.


By:                                      Date:
   ----------------------------------          ---------------------------------